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                                                                   EXHIBIT 10.27

                                    GUARANTY

FOR VALUABLE CONSIDERATION, Concorde Gaming Corporation, a Colorado corporation, ("Guarantor") hereby unconditionally guarantees to Bayfront Park Management Trust, a limited agency and instrumentality of the City of Miami ("Trust"), and to the City of Miami, a municipal corporation of the State of Florida ("City"), the full and prompt performance and full and prompt payment of any and all obligations and indebtedness, whether monetary or non-monetary in nature, of Concorde Cruises, Inc., successor by operation of law to Bayfront Ventures, a Florida general partnership (collectively referred to herein as "User"), under the Use Agreement dated June 25, 1997, as amended by the Amendment to Use Agreement dated September 26, 1997, the Second Amendment to Use Agreement dated September, 2001, and the Third Amendment to Use Agreement dated June 27, 2002 (collectively, the "Use Agreement"), and under the Valet Parking Concession Agreement dated December 8, 1998, as amended by the Amendment to Valet Parking Concession Agreement dated June 27, 2002 (together, the "Parking Agreement", and collectively with the Use Agreement, as each may be further amended from time to time, the "Amended Agreements"). (Copies of the Amended Agreements are attached hereto as Exhibit A.).

The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all debts, obligations and liabilities of User to City and/or Trust arising from the Amended Agreements, whether heretofore, now, or hereafter made, incurred, or created, whether monetary or non-monetary in nature, and however arising, whether due or not, absolute or contingent, liquidated or nonliquidated, and whether User may be liable individually, or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes barred by any statute of limitations, or whether such Indebtedness may be or hereafter becomes otherwise unenforceable, and is not limited as to amount or type, except that Guarantor's liability for monetary obligations shall be limited to an amount not greater than the sum of the monthly payments due under the Amended Agreements during a period of Twenty-Four (24) months and Guarantor's liability for non-monetary obligations shall be limited to those corresponding to the actual term of the Amended Agreements. In the event Guarantor elects to terminate the Amended Agreements pursuant to the Early Termination Procedure contained therein, Guarantor's monetary liability at any given time during the Notice Period (as defined in the Amended Agreements) shall be decreased by an amount equal to the total monies actually paid by Guarantor from the start of the Notice Period through such time.

Guarantor's obligations under this Guaranty (the "Guaranty Obligations") are independent of the obligations of User. A separate action or actions may be brought and prosecuted against Guarantor, whether or not action is brought against User, and User may be joined in any such action or actions. This Guaranty is a guaranty of payment and not of collection.

Guarantor acknowledges and agrees with Trust and City that each Indebtedness is a valid and binding obligation of User. Guarantor authorizes Trust and City, without notice to or demand upon Guarantor, from time to time, and on any number of occasions, to (a)

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renew, amend, compromise, extend, accelerate, reinstate, or otherwise change the time for payment of the Indebtedness or (b) otherwise change the terms of the Indebtedness or Guaranty Obligations

Guarantor waives any right to require Trust and City to (a) proceed against User; (b) proceed against or exhaust any security held from User; or (c) pursue any other remedy whatsoever available to Trust and City. Guarantor waives any defense arising by reason of any disability or other defense of User or by reason of the cessation from any cause whatsoever of User's liability. Guarantor waives any right to enforce any remedy that Trust or City now has or may hereafter have against User. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation or incurrence of new or additional indebtedness and all other defenses to any action or proceeding to enforce this Guaranty, except the two defenses of actual payment and actual performance in accordance with the Amended Agreements.

No delay on the part of Trust or of City in the exercise of any right, power or privilege under the terms of any documentation between (a) Trust and/or City and
(b) User, or under this Guaranty, shall operate as a waiver of any such privilege, power or right.

Upon default of User on any of its Indebtedness to Trust and City, or if User or Guarantor shall become insolvent or make an assignment for the benefit of creditors, or if a petition in bankruptcy or for corporate reorganization or for an arrangement be filed by or against User or Guarantor (and, in the case of an involuntary proceeding, not dismissed within sixty (60) days of its listing), or if there is the appointment of a receiver for User or Guarantor or for their property, or if a judgment is obtained or warrant of attachment issued against User or Guarantor, and the same is not bonded off within fifteen (15) days from entry thereof, then all of the Indebtedness, shall, without notice or demand, at the option of Trust and City, become immediately due and payable and shall be paid forthwith by Guarantor.

Guarantor hereby submits to the jurisdiction of the state and federal courts in the State of Florida for purposes of any action arising from or growing out of this Guaranty, and further agrees that the venue of any such action shall be laid in Miami-Dade County.

Guarantor acknowledges that the Trust and the City have been induced by this Guaranty to re-negotiate the terms of the Amended Agreements with User, and that Trust and City would not have agreed to such re-negotiation without this Guaranty.

Guarantor acknowledges and agrees that this Guaranty shall remain in full force and effect until the expiration or other termination of each of the Amended Agreements, and until such time as all Indebtedness of User to Trust and City is paid and/or performed in full.

Guarantor shall furnish to Trust and City, within ninety-five (95) days after the close of its fiscal year a copy of its Annual Report on Form 10-K containing the balance sheet of

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Guarantor as of the close of such fiscal year and statements of income, stockholder's equity and cash flows for the year then ended and the opinion thereon by Guarantor's independent public or certified public accountants. Financial statements of Guarantor must be prepared in accordance with generally accepted accounting principles. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Guaranty shall not affect the validity or legality of the remainder hereof.

GUARANTOR HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS GUARANTY OR CONCERNING THE INDEBTEDNESS AND/OR ANY COLLATERAL THEREFOR OR PERTAINING TO ANY TRANSACTION RELATED TO OR CONTEMPLATED THEREBY, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM.

Any notice or demand given or made under this Guaranty shall be given or made by mailing the same by registered or certified mail to the party to whom the notice or demand is given or made at the address of such party set forth below, or such other address as such party may hereafter designate by notice given as provided in this paragraph.

                             As to Guarantor:
                             Concord Cruises, Inc., a South Dakota corporation c/o Mr. Jerry Baum
                             3290 Lien Street
                             Rapid City, South Dakota 57702

                             With a copy to:
                             Lucia A. Dougherty, Esq.
                             Greenberg Traurig
                             1221 Brickell Avenue, 22nd Floor
                             Miami, Florida 33131

                             As to Trust:
                             Mr. Timothy F. Schmand
                             Interim Executive Director
                             301 North Biscayne Boulevard
                             Miami, Florida 33132

                             With a copy to:
                             Mr. Carlos Jimenez, City Manager
                             City of Miami
                             444 S.W. 2 Avenue
                             10th Floor
                             Miami, Florida 33130
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This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the date set forth below the signature line, to be effective on the date of the Third Amendment to the Use Agreement and the Amendment to the Valet Parking Concession Agreement.



                                            GUARANTOR:

                                            CONCORDE GAMING CORPORATION


                                            By: /s/ Jerry L. Baum
                                                -----------------
                                            Print Name: Jerry L. Baum
                                            Title:  President


Executed on June 27, 2002